WESTERN ASSET MONEY MARKET FUND

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

SUPPLEMENT DATED MAY 18, 2009

TO THE PROSPECTUS DATED APRIL 30, 2009, AS SUPPLEMENTED

ON MAY 18, 2009

The following supplements, and replaces any contrary

information in, the Prospectus

Participation in the Temporary Guarantee Program for

Money Market Funds

Each fund participates in the U.S. Treasury Department’s Temporary Guarantee Program for money market funds (the “Guarantee Program”) which has been extended through September 18, 2009. Under the Guarantee Program, the U.S. Treasury guarantees the $1.00 per share value of fund shares outstanding as of September 19, 2008, subject to certain terms and limitations. Only shareholders who held shares as of September 19, 2008 are eligible to participate in the guarantee. Those shareholders may purchase and redeem shares in their account during the period covered by the Guarantee Program. However, if an otherwise eligible shareholder closes or transfers his or her fund account during the period covered by the Program, the shareholder will no longer be covered under the Program. Also, as further described below, the number of shares covered by the guarantee cannot exceed the number of shares held by the shareholder at the close of business on September 19, 2008. Thus, to the extent the overall value of a shareholder’s account increases after September 19, 2008, the amount of the increase will not be covered by the guarantee.

The guarantee will be triggered if the market-based net asset value per share of a fund is less than $0.995, unless promptly cured (a “Guarantee Event”). If a Guarantee Event were to occur, the fund would be required to liquidate. Upon liquidation and subject to the availability of funds under the Guarantee Program, eligible shareholders would be entitled to receive payments equal to $1.00 per “covered share.” The number of “covered shares” held by a shareholder would be equal to the lesser of (1) the number of shares owned by that shareholder on September 19, 2008 or (2) the number of shares owned by that shareholder on the date upon which the Guarantee Event occurs. The coverage provided for all money market funds participating in the Guarantee Program (and, in turn, any amount available to a fund and its eligible shareholders) is subject to an overall limit, currently approximately $50 billion.

As discussed above, the term of the latest extension of the Guarantee Program is currently scheduled to terminate as of the close of business on September 18, 2009.

In order to participate in the Guarantee Program, each fund has paid a participation fee of 0.04% of the fund’s asset base (number of shares outstanding X 1.00) as of September 19, 2008, which is not covered by any expense cap currently in effect.

Additional information about the Guarantee Program is available at http://www.ustreas.gov.

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Western Asset

Money Market Fund

Western Asset

Government Money Market Fund

Contents

Investments, risks and performance	2

More on the funds’ investments	14

Management	20

Choosing a class of shares to buy	23

Comparing the funds’ classes	25

Sales charges	27

Retirement and institutional investors	30

Buying shares	33

Exchanging shares	36

Redeeming shares	39

Other things to know about transactions	43

Dividends, distributions and taxes	47

Share price/Fund business days	49

Financial highlights	51

You should know: An investment in a fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although each fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a fund.

Investments, risks and performance

Each fund described in this prospectus is a money market fund. Money market funds must follow strict rules about the quality, maturity and other features of securities they purchase. Each fund also tries to maintain a share price of $1.00 while paying income to shareholders. However, no money market fund guarantees that you will receive your money back.

Investment objective

Each fund seeks maximum current income and preservation of capital.

Principal investment strategies

Western Asset Money Market Fund

Key investments

The fund invests in high quality, U.S. dollar denominated short-term debt securities. These may include obligations issued by all types of issuers, including U.S. and foreign private issuers and financial institutions, the U.S. government, its agencies or instrumentalities and U.S. states and municipalities. The fund may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. Either the principal amount of each obligation must be fully insured by the FDIC or the issuing bank must have more than $100 million of working capital or more than $1 billion of total assets.

The fund may invest in all types of money market instruments, including commercial paper, asset-backed commercial paper and other mortgage and asset-backed securities, structured investments, repurchase agreements and other short-term debt securities. These securities may pay interest at fixed, floating or adjustable rates or may be purchased at a discount. The fund limits foreign investments to U.S. dollar denominated securities of issuers located in major industrialized countries.

The fund may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. More about these structured investments is included in the “More on the funds’ investments” section.

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Western Asset Government Money Market Fund

Key investments

The fund invests exclusively in short-term U.S. government obligations, including U.S. Treasury securities and securities issued or guaranteed by the U.S. government or its agencies, authorities, instrumentalities or sponsored entities and in repurchase agreements. These securities may pay interest at fixed, floating or adjustable rates or may be purchased at a discount. U.S. government obligations are not necessarily backed by the full faith and credit of the United States. Although the fund invests in U.S. government obligations, an investment in the fund is neither insured nor guaranteed by the U.S. government.

Minimum credit quality

The funds invest exclusively in securities that, at the time of purchase, are rated in the highest rating category applicable to the investment, or if unrated, are deemed by the subadviser to be of equivalent quality. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, a fund’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold.

Maximum maturity

Each fund invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. Each fund maintains a dollar-weighted average portfolio maturity of 90 days or less. If, after purchase, the maturity on a security is extended, a fund’s subadviser or Board (where required by applicable regulations) will decide whether the security should be held or sold.

Principal risks of investing in the funds

An investment in a fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although each fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in a fund.

Western Asset Money Market Funds | 3

Each fund could underperform other short-term debt instruments or money market funds, or you could lose money, as a result of risks such as:

•

Market and interest rate risk. A change in interest rates or a decline in the market value of a fund investment, lack of liquidity in the bond markets or other market events, including the ongoing global financial crisis, could cause the value of your investment in a fund, or its yield, to decline

•

Credit risk. Each fund invests exclusively in securities that are rated, when the fund buys them, in the highest short-term rating category or, if unrated, in the subadviser’s opinion are of comparable quality. However, it is possible that some issuers or other obligors will be unable to make the required payments on securities held by a fund. Debt securities also go up or down in value based on the perceived creditworthiness of issuers or other obligors. If an obligor for a security held by a fund fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded, or the credit quality or value of any underlying assets declines, the value of your investment in a fund could decline significantly

Upon the occurrence of certain triggering events or defaults on a security held by a fund, or if the portfolio managers believe that an obligor of such a security may have difficulty meeting its obligations, that fund may obtain a new or restructured security or underlying assets. In that case, the fund may become the holder of securities or assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the fund may incur expenses to protect the fund’s interest in securities experiencing these events. Any of these events may cause you to lose money

•	Yield fluctuation. Each fund invests in short-term money market instruments. As a result, the amount of income paid to you by a fund will go up or down depending on day-to-day variations in

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short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, a fund’s expenses could absorb all or a significant portion of the fund’s income, and, if a fund’s expenses exceed the fund’s income, the fund may be unable to maintain its $1 share price

•

Portfolio selection risk. The portfolio managers’ judgment about the quality or value of, or market trends affecting, a particular security or about the market and interest rates generally may prove to be incorrect

•

Risks related to structured securities. The structured securities in which Western Asset Money Market Fund invests are a type of derivative instrument. The fund does not intend to use derivatives to leverage its portfolio or increase its exposure to interest rate risk or credit risk, but these derivatives may not perform as intended. Investments in structured securities raise certain tax, legal, regulatory and accounting issues that may not be presented by direct investments. These issues could be resolved in a manner that could hurt the performance of the fund

•

Risks associated with concentration in the banking industry. Western Asset Money Market Fund may invest more than 25% of its assets in obligations of U.S. banks, and up to 25% of its assets in dollar-denominated obligations of non-U.S. banks. Banks depend upon being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending and other operations. This makes them sensitive to changes in money market and general economic conditions. When a bank’s borrowers get into financial trouble, their failure to repay the bank will adversely affect the bank’s financial situation. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability

The ongoing global financial crisis has severely affected many banks, other financial institutions and other obligors for securities held by the fund. Governmental entities have recently provided support to certain financial institutions, but there is no assurance they will continue to do so

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•

Foreign securities risk. Western Asset Money Market Fund may invest in securities of foreign issuers. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by a fund or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the fund.

Please note that there are many other factors that could adversely affect your investment and that could prevent a fund from achieving its goals. More information about risks appears in this Prospectus under “More on the funds’ investments” and in the funds’ Statement of Additional Information (the “SAI”). Before investing, you should carefully consider the risks that you will assume.

For more information about a fund, please also see the funds’ website, http://www.leggmason.com/individualinvestors, click on “Money Market” and then on the name of the fund.

Performance information

The bar charts and table below provide an indication of the risks of investing in each fund by showing each fund’s performance over time. The bar charts and the information following show the total return of each fund’s Class A shares for the calendar years indicated and for the best and worst calendar quarters during the years covered. The table shows the average annual total returns of Class A shares and each other class of the funds that have been in operation for at least one full calendar year and also compares

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each fund’s performance with the average annual total returns of an index or other benchmark. Unlike the bar chart, the table reflects the impact of the maximum sales charge (load) applicable to the respective classes. The performance of a share class with higher expenses than Class A expenses would have been lower than that shown, and the performance of a share class with expenses lower than Class A expenses would have been higher than that shown.

A fund’s past performance is not necessarily an indication of how the fund will perform in the future.

TOTAL RETURN FOR WESTERN ASSET MONEY MARKET FUND—CLASS A SHARES1

Highest and lowest quarter returns (for periods shown in the bar chart):

Highest: 1.55% in third quarter 2000; Lowest: 0.13% in second quarter 2004.

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TOTAL RETURN FOR WESTERN ASSET GOVERNMENT MONEY MARKET FUND—CLASS A SHARES1

Highest and lowest quarter returns (for periods shown in the bar chart):

Highest: 1.52% in third quarter 2000; Lowest: 0.13% in second quarter 2004.

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The Average Annual Total Returns table below shows the performance of Class A, Class B, Class C and Class I of Western Asset Money Market Fund and Class A of Western Asset Government Money Market Fund. Performance of Class I shares of Western Asset Government Money Market Fund is not shown because there were no shares of this class outstanding as of December 31, 2008. Classes not included in the table would have had different performance to the extent of their different expenses.

AVERAGE ANNUAL TOTAL RETURNS (calendar years ended December 31, 2008)1

FUND	1 YEAR	5 YEARS	10 YEARS	SINCE INCEPTION[2]	INCEPTION DATE
Western Asset Money Market Fund[3]
Class A3	2.73%	3.17%	3.22%
Class B	(2.78)%[4]	N/A	N/A	0.98%[4]	3/19/07
Class C3	0.93%[4]	N/A	N/A	2.96%[4]	3/19/07
Class I	2.87%	3.30%	3.37%
90-day Treasury Bill Index	1.80%	3.10%	3.30%	[5]
Western Asset Government Money Market Fund[3]
Class A3	2.24%	2.97%	3.07%
90-day Treasury Bill Index	1.80%	3.10%	3.30%

7-DAY YIELD AS OF DECEMBER 31, 2008

	WESTERN ASSET MONEY MARKET FUND				WESTERN ASSET GOVERNMENT MONEY MARKET FUND
	CLASS A	CLASS B	CLASS C	CLASS I	CLASS A
7-day yield as of December 31, 2008	1.62%	0.95%	1.06%	1.76%	1.17%

For current yield information, please call Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432, toll-free, or contact your account representative.

[1]

As part of a number of initiatives launched in 2006 to restructure and streamline the Legg Mason Partners fund complex, each fund assumed the assets of a predecessor fund effective April 16, 2007. The performance information shown includes that of a fund’s predecessor. Prior to April 16, 2007, Western Asset Money Market Fund was known as Smith Barney Money Funds, Inc.—Cash Portfolio and Western Asset Government Money Market Fund was known as Smith Barney Money Funds, Inc.—Government Portfolio.

[2]	Information is provided only for classes with less than 10 calendar years of performance.
[3]

As of June 2, 2009, all Exchange A shares converted to Class A shares. On August 1, 2008, Class A shares obtained through exchange from another fund or purchased through certain Service Agents converted to Exchange A shares. All Class C shares of Western Asset Money Market Fund converted to Class A shares of the fund on February 2, 2007, and all Class C shares of Western Asset Government Money Market Fund converted to Class A shares of the fund on November 20, 2006. The information shown is for the newly offered Class C shares.

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[4]

Class B and Class C shares are available only by exchange from other funds that may impose a contingent deferred sales charge (“CDSC”). Therefore, the returns for Class B and Class C shares reflect the impact of the maximum CDSC (5.00% for Class B and 1.00% for Class C) that could be imposed when shareholders redeem shares. If these charges were excluded, the average annual total return on the Class B shares and Class C shares for the one year period ended December 31, 2008 would have been 2.22% and 1.93% respectively, and 3.18% and 2.96% respectively, since inception of the class.

[5]	The total return of the 90-day Treasury Bill Index since inception of Class B and Class C shares is not available. Total return of the index from 3/31/07 is 3.00%.

Fee table

This table sets forth the estimated fees and expenses you may pay if you invest in the funds’ shares, and, unless otherwise indicated, reflects expenses incurred by each fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

SHAREHOLDER FEES

	WESTERN ASSET MONEY MARKET FUND							WESTERN ASSET GOVERNMENT MONEY MARKET FUND[3]
(fees paid directly from your investment)	Class A1		Class B		Class C2		Class I	Class A1		Class I
Maximum sales charge (load) imposed on purchases (as a % of offering price)	None		None		None		None	None		None
Maximum contingent deferred sales charge (load) (as a % of the lower of net asset value at purchase or redemption)	None	[4]	None	[4]	None	[4]	None	None	[4]	None

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ANNUAL FUND OPERATING EXPENSES

	WESTERN ASSET MONEY MARKET FUND				WESTERN ASSET GOVERNMENT MONEY MARKET FUND[3]
(expenses deducted from fund assets)	Class A1	Class B	Class C2	Class I	Class A1	Class I5
Management fee[6]	0.36%	0.36%	0.36%	0.36%	0.39%	0.39%
Distribution and/or service (12b-1) fee	0.10%	0.50%	0.50%	None	0.10%	None
Other expenses[7]	0.05%	0.16%	0.43%	0.01%	0.03%	0.03%
Treasury Guarantee Program[8]	0.03%	0.03%	0.03%	0.03%	0.03%	None
Total annual fund operating expenses	0.54%[9]	1.05%	1.32%	0.40%[9]	0.55%[9]	0.42%[9]

Example

This example helps you compare the costs of investing in the funds with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example assumes:

•	You invest $10,000 in a fund for the period shown

•

Your investment has a 5% return each year — the assumption of a 5% return is required by the Securities and Exchange Commission (“SEC”) for purposes of this example and is not a prediction of a fund’s future performance

•	You reinvest all distributions and dividends without a sales charge

•	Each fund’s operating expenses (before fee waivers and/or expense reimbursements, if any) remain the same

•	You redeem your shares at the end of the period

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NUMBER OF YEARS YOU OWN YOUR SHARES

	1 YEAR[10]	3 YEARS	5 YEARS	10 YEARS
Western Asset Money Market Fund
Class A (with or without redemption)[1]	$55	$166	$287	$642
Class B (redemption at end of period)[4]	$607	$627	$666	$1,117	[11]
Class B (no redemption)	$107	$327	$566	$1,117	[11]
Class C (redemption at end of period)[2,4]	$234	$411	$710	$1,559
Class C (no redemption)[2]	$134	$411	$710	$1,559
Class I (with or without redemption)	$41	$122	$210	$470
Western Asset Government Money Market Fund[3]
Class A (with or without redemption)[1]	$56	$170	$294	$655
Class I (with or without redemption)	$43	$135	$235	$529

[1]

As of June 2, 2009, all Exchange A shares converted to Class A shares. On August 1, 2008, Class A shares obtained through exchange from another fund or purchased through certain Service Agents converted to Exchange A shares.

[2]

All Class C shares of Western Asset Money Market Fund in existence as of February 2, 2007 converted to Class A shares of Western Asset Money Market Fund on February 2, 2007. The information shown is for the newly offered Class C shares.

[3]	All Class C shares of Western Asset Government Money Market Fund in existence as of November 20, 2006 converted to Class A shares of Western Asset Government Money Market Fund on November 20, 2006.
[4]

Class A, Class B and Class C shares acquired through exchanges with shares of other Legg Mason Partners funds are subject to the contingent deferred sales charge, if any, applicable to the exchanged shares. This could be a maximum of 5.00% for Class B shares and 1.00% for Class A shares or Class C shares.

[5]	As of December 31, 2008, Class I of Western Asset Government Money Market Fund had no outstanding shares. “Other expenses” have been estimated.
[6]

Each fund has a management fee schedule that reduces the management fee rate as assets increase as follows: 0.45% on the first $1 billion of each of the fund’s average daily net assets; 0.425% on the next $1 billion; 0.40% on the next $3 billion; 0.375% on the next $5 billion and 0.35% on each of the fund’s average daily net assets in excess of $10 billion.

[7]

Each share class is authorized to pay a fee for recordkeeping services performed for the share class and these expenses may increase over time. The recordkeeping fee for Class I shares is newly adopted and is not reflected in the other expenses shown in the table above.

[8]

The Treasury Guarantee Program expenses were 0.025% and were incurred for the period September 19, 2008 through April 30, 2009, and are not covered by any expense cap currently in effect. Each fund has elected to continue to participate in the Program until its termination date on September 18, 2009. For the fiscal year ended 12/31/2009, the expenses of participation in the Program are expected to be 0.03% . Because Class I shares of Western Asset Government Money Market Fund were not outstanding at September 19, 2008, Class I shares of this fund are not eligible for participation in the Program.

[9]

Because of a voluntary expense cap, actual total operating expenses are not expected to exceed 0.70% . This voluntary expense cap does not cover interest, brokerage, taxes and extraordinary expenses and may be changed or terminated at any time. In order to implement this voluntary expense cap, the manager will, as necessary, forgo management fees or reimburse operating expenses. The manager is permitted to recapture amounts previously voluntarily forgone or reimbursed by the manager to a fund during the same fiscal year if the fund’s total annual operating expenses have fallen to a level below the voluntary expense cap. In no case will the manager recapture any amount that would result, on any particular fund business day, in a fund’s total annual operating expenses exceeding the voluntary expense cap. The Board has been apprised of the expense cap and recapture arrangement.

[10]	The effect of the Treasury Guarantee Program is factored into the first year of the example only due to the fact that it is scheduled to terminate on September 18, 2009.
[11]	Assumes conversion to Class A shares approximately eight years after purchase.

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Portfolio holdings

Each fund’s policies and procedures with respect to the disclosure of the fund’s portfolio securities are described in the SAI.

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More on the funds’ investments

Each fund’s investment objective and principal investment strategies are described under the section entitled “Investments, risks and performance” above. This section provides information about the portfolio managers’ selection process and additional information regarding investment strategies that may be used by each fund. Each fund’s investment objective and strategies may be changed without shareholder approval.

Selection process

In selecting individual securities, the portfolio managers use a “top-down” approach. When using a “top-down” approach, the portfolio managers:

•	Review broad economic factors and market conditions, such as prevailing and anticipated interest rates

•	On the basis of those factors and conditions, select optimal interest rates and maturities and choose certain sectors or industries within the overall market

•	Analyze individual issuers within those sectors or industries to select securities for the investment portfolio

Since the funds maintain a weighted average maturity of no more than 90 days, many of their investments are held until maturity. The portfolio managers may sell a security before maturity when it is necessary to do so to meet redemption requests. The portfolio managers may also sell a security if the portfolio managers believe the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of a fund’s portfolio (for example, to reflect changes in the portfolio managers’ expectations concerning interest rates), or when the portfolio managers believe there is superior value in other market sectors or industries.

Money market instruments

Money market instruments are short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be purchased at a discount. Money market instruments may include certificates

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of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities (which are backed by pools of mortgages, loans or accounts receivable such as car installment or credit card receivables) and repurchase agreements. Asset-backed commercial paper typically is issued by structured investment vehicles or other conduits and refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed-upon interest rate.

Government obligations

U.S. Government obligations are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. U.S. government securities include issues by non-governmental entities like financial institutions that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (“Ginnie Mae”), this guarantee does not apply to losses resulting from declines in the market value of these securities. Some of the U.S. government securities that a fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.

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Structured securities

Western Asset Money Market Fund may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. These include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure. The fund does not intend to use these derivatives to leverage the fund’s portfolio or increase its exposure to interest rate risk or credit risk, but these derivatives may not perform as intended.

Mortgage-backed and asset-backed securities

Western Asset Money Market Fund may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage- backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property.

Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics.

Mortgage-backed securities are particularly susceptible to prepayment and extension risks, because prepayments on the underlying mortgages tend to increase when interest rates fall and decrease when interest rates rise.

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Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. In the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. For mortgage derivatives and structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives can also become illiquid and hard to value in declining markets.

Municipal securities

Western Asset Money Market Fund may invest in municipal securities. Municipal securities include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bonds, tax and revenue anticipation notes, bond anticipation notes, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund public works projects, such as toll roads, airports and transportation facilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. Tax and revenue anticipation notes are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. Bond anticipation notes are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects. Some of these securities may have stated final maturities of more than 397 days but have demand features that entitle the fund to receive the principal amount of the securities either at any time or at specified intervals.

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Municipal securities include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

Defensive investing

Each of the funds may hold cash uninvested and if so, a fund may be subject to risk with respect to the depository institution holding the cash. In addition, a fund would not earn income on those assets and the fund’s yield would go down. If a fund takes a temporary defensive position, it may be unable to achieve its investment objective.

When-issued securities, delayed delivery and forward commitment transactions

The funds may purchase securities under arrangements (called when-issued, delayed delivery or forward commitment basis) where the securities will not be delivered or paid for immediately. The funds will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on a fund, making the value of an investment in the fund more volatile and increasing the fund’s overall investment exposure. Typically, no income accrues on securities a fund has committed to purchase prior to the time delivery of the securities is made, although the fund may earn income on securities it has segregated or “earmarked” to cover these positions.

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Reverse repurchase agreements and other borrowings

The funds may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, a fund sells securities to a counterparty, in return for cash, and the fund agrees to repurchase the securities at a later date and for a higher price, representing the cost to the fund for the money borrowed. Although not intended to be used for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in a fund more volatile and increase the fund’s overall investment exposure.

Other investments

Each fund may also use other strategies and invest in other securities that are described, along with their risks, in the SAI. However, a fund might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or in the SAI. There are also many other factors, which are not described here, that could adversely affect your investment and that could prevent a fund from achieving its investment objective.

$1.00 net asset value

In order to maintain a $1.00 per share net asset value, a fund could reduce the number of its outstanding shares. For example, a fund could do this if there were a default on an investment held by the fund, if expenses exceed the fund’s income, or if an investment declined significantly in value. If this happened, you would own fewer shares and have lost money. By investing in a fund, you agree to this reduction should it become necessary.

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Management

Manager and subadviser

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is each fund’s investment manager. LMPFA, with offices at 620 Eighth Avenue, New York, New York 10018, also serves as the investment manager of other Legg Mason-sponsored funds. LMPFA provides administrative and certain oversight services to each fund. As of December 31, 2008, LMPFA’s total assets under management were approximately $172 billion.

Western Asset Management Company (“Western Asset” or the “subadviser”) provides the day-to-day portfolio management of each fund as subadviser.

Western Asset, established in 1971, has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of December 31, 2008, the total assets under management by Western Asset and its supervised affiliates were approximately $513.3 billion.

LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”). Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a global asset management company. As of December 31, 2008, Legg Mason’s asset management operations, including Western Asset and its supervised affiliates, had aggregate assets under management of approximately $698.2 billion.

20 | Western Asset Money Market Funds

Management fee

For the fiscal year ended December 31, 2008, each fund paid fees (after waivers and reimbursements) equal to the following percentages of the fund’s average daily net assets for management services:

FUND	FEE RATE
Western Asset Money Market Fund	0.36%
Western Asset Government Money Market Fund	0.39%

Each fund pays, before waivers, management fees at the following rates based on assets under management: 0.450% on assets up to $1 billion, 0.425% on assets between $1 billion and $2 billion, 0.400% on assets between $2 billion and $5 billion, 0.375% on assets between $5 billion and $10 billion, and 0.350% on assets over $10 billion.

A discussion regarding the basis of the Board’s approval of each fund’s management agreement and subadvisory agreement is available in the funds’ annual report for the period ended December 31, 2008.

Distribution

Legg Mason Investor Services, LLC (“LMIS” or the “distributor”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as each fund’s sole and exclusive distributor.

Western Asset Money Market Fund has adopted a shareholder services and distribution plan for its Class A, Class B and Class C shares. Western Asset Government Money Market Fund has adopted a shareholder services and distribution plan for its Class A shares. Under the plan, each fund pays distribution and/or service fees. The plan provides for payments, based on annualized percentages of average daily net assets, of up to 0.10% for Class A shares of each fund and up to 0.50% for Class B and Class C shares of Western Asset Money Market Fund. Class I shares are not subject to any distribution and/or service fees. These fees are an ongoing expense and, over time, will increase the cost of your investment and may cost you more than other types of sales charges.

Western Asset Money Market Funds | 21

In addition, the distributor, the manager and/or their affiliates make payments for distribution, shareholder servicing, marketing and promotional activities and related expenses out of their profits and other available sources, including profits from their relationships with the funds. These payments are not reflected as additional expenses in the fee table contained in this Prospectus. The recipients of these payments may include a fund’s distributor and affiliates of the manager, as well as non-affiliated broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of the fund, including your financial intermediary. The total amount of these payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund related marketing or shareholder servicing activities. The payments described in this paragraph are often referred to as “revenue sharing payments.” Revenue sharing arrangements are separately negotiated.

Revenue sharing payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of a fund to you. Contact your financial intermediary for details about revenue sharing payments it receives or may receive. Revenue sharing payments, as well as payments under shareholder services and distribution plans (where applicable), also benefit the manager, the distributor and their affiliates to the extent the payments result in more assets being invested in the fund on which fees are being charged.

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Choosing a class of shares to buy

Individual investors can generally purchase Class A shares of each fund. Individual investors that held Class I shares prior to November 20, 2006, may continue to invest in Class I shares. Generally, you can buy Class B and Class C shares of Western Asset Money Market Fund only by exchanging Class B or Class C shares of other funds made available for exchange by the distributor. Institutional and retirement plan investors and clients of financial intermediaries should refer to “Retirement and institutional investors—eligible investors” below for a description of the classes available to them.

Each class has different sales charges and expenses. You should review the Fee table and Example at the front of this Prospectus carefully before choosing a share class.

You may buy shares:

•

Through banks, brokers, dealers, insurance companies, investment advisers, financial consultants or advisers, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with the distributor to sell shares of the fund (each called a “Service Agent”)

•	Directly from the fund

Your Service Agent may provide shareholder services that differ from the services offered by other Service Agents. Services offered by your Service Agent may vary by class, and you should ask your Service Agent to explain the shareholder services it provides for each class and the compensation it receives in connection with each class. Remember that your Service Agent may receive different compensation depending on the share class in which you invest.

Your Service Agent may not offer all classes of shares. You should contact your Service Agent for further information.

Investment minimums

Minimum initial and additional investment amounts vary depending on the class of shares you buy and the nature of your investment.

Western Asset Money Market Funds | 23

INVESTMENT MINIMUM INITIAL/ADDITIONAL INVESTMENT1

	CLASS A	CLASS B2	CLASS C2	CLASS I
General	$1,000/$50	$1,000/$50	$1,000/$50	n/a
Participants in eligible sweep accounts	None/None	n/a	n/a	n/a
Uniform Gifts or Transfers to Minor Accounts	$1,000/$50	$1,000/$50	$1,000/$50	n/a
IRAs	$250/$50	$250/$50	$250/$50	n/a
SIMPLE IRAs	None/None	None/None	None/None	n/a
Systematic Investment Plans	$50/$50	$50/$50	$50/$50	n/a
Clients of Eligible Financial Intermediaries	None/None	n/a	n/a	None/None
Retirement Plans with omnibus accounts held on the books of the fund	None/None	n/a3	None/None	None/None
Other Retirement Plans	None/None	None/None	None/None	n/a
Institutional Investors	$1,000/$50	$1,000/$50	$1,000/$50	$1 million/None

[1]

Different minimums may apply to clients of certain Service Agents. Contact your Service Agent for more information. Refer to the section entitled “Retirement and institutional investors—eligible investors” for additional information regarding the investment minimum and eligibility requirements for Retirement Plans, Institutional Investors and Clients of Eligible Financial Intermediaries.

[2]	Class B and C shares are offered by Western Asset Money Market Fund only.
[3]	Retirement Plans that held Class B shares prior to November 20, 2006 are permitted to make additional investments in that class.

More information about each fund’s classes of shares is available through the Legg Mason funds’ website. To access the website, go to http://www.leggmason.com/individualinvestors, select “Products” and click on the name of the fund.

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Comparing the funds’ classes

The following table compares key features of the funds’ classes. You should review the fee table and example at the front of this Prospectus carefully before choosing your share class. Your Service Agent can help you decide which class meets your goals. Your Service Agent may receive different compensation depending upon which class you choose.

	KEY FEATURES	INITIAL SALES CHARGE	CONTINGENT DEFERRED SALES CHARGE	ANNUAL DISTRIBUTION AND/OR SERVICE FEES	EXCHANGE PRIVILEGE[4]
Class A	• No initial or contingent deferred sales charge • Offered to individual and institutional investors • Generally lower annual expenses than Class B and Class C	None[2]	None[3]	0.10% of average daily net assets	Class A shares of funds sold by the distributor

Class B1	• Generally available only in exchange from another fund	None	None, although you will be subject to the contingent deferred sales charge, if any, applicable to the original fund’s shares, which could be up to 5.00%. This charge is reduced over time and there is no contingent deferred sales charge after 5 years; waived for certain investors[3]	0.50% of average daily net assets	Class B shares of funds sold by the distributor
• No initial sales charge • Contingent deferred sales charge declines over time[3] • Converts to Class A shares after approximately 8 years • Generally higher annual expenses than Class A shares

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	KEY FEATURES	INITIAL SALES CHARGE	CONTINGENT DEFERRED SALES CHARGE	ANNUAL DISTRIBUTION AND/OR SERVICE FEES	EXCHANGE PRIVILEGE[4]
Class C1

•   Generally available only in exchange from another fund

•   No initial sales charge

•   Contingent deferred sales charge for only 1 year[3]

•   Generally does not convert to Class A shares

•   Generally higher annual expenses than Class A shares

		None	None, although you will be subject to the contingent deferred sales charge, if any, applicable to the original fund’s shares, which could be up to 1.00% if you redeem within 1 year of purchase; waived for certain investors[3]	0.50% of average daily net assets	Class C shares of funds sold by the distributor

Class I	• No initial or contingent deferred sales charge • Only offered to institutional and other eligible investors • Generally lower annual expenses than the other classes	None	None	None	Class I shares of funds sold by the distributor

[1]	Class B and C shares are offered by Western Asset Money Market Fund only.
[2]	Initial sales charges may apply if you exchange shares of a fund for shares of another fund sold by the distributor.
[3]

Class A, Class B or Class C shares of a fund acquired through exchanges with shares of funds sold by the distributor remain subject to the original fund’s contingent deferred sales charge, if any. This could be a maximum of 5.00% for Class B shares and 1.00% for Class A and Class C shares.

[4]	Ask your Service Agent about the funds available for exchange.

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Sales charges

Class A shares

You may buy Class A shares of either fund at net asset value with no initial sales charge. If Class A shares acquired by exchange from another fund sold by the distributor are subject to a contingent deferred sales charge, the original contingent deferred sales charge will apply to these shares if you redeem any of these shares within 12 months of the date you purchased shares of the original fund. Service Agents receive a service fee of up to 0.10% of the average daily net assets represented by the Class A shares serviced by them.

Class B shares — Western Asset Money Market Fund

Class B shares of Western Asset Money Market Fund generally are available only through exchanges of Class B shares of other funds sold by the distributor. If Class B shares acquired by exchange are subject to a contingent deferred sales charge, the original contingent deferred sales charge will apply to these shares. If you redeem your Class B shares within five years of your original purchase, you will pay the contingent deferred sales charge of up to 5.00% . The contingent deferred sales charge decreases as the number of years since your purchase increases and there is no charge imposed for shares redeemed six or more years after purchase.

LMIS may pay Service Agents selling Class B shares a commission of up to 4.00% of the purchase price of the Class B shares they sell, and LMIS will retain the contingent deferred sales charges on the fund you originally purchased. Service Agents also receive an annual distribution/service fee of up to 0.10 % of the average daily net assets represented by the Class B shares serviced by them.

Western Asset Money Market Funds | 27

Class B conversion

After approximately 8 years, Class B shares automatically convert into Class A shares. This helps you because Class A shares have lower annual expenses. Your Class B shares will convert to Class A shares as follows:

SHARES ISSUED: AT INITIAL PURCHASE	SHARES ISSUED: ON REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS	SHARES ISSUED: UPON EXCHANGE FROM ANOTHER FUND SOLD BY THE DISTRIBUTOR
Approximately 8 years after the date of purchase payment	In same proportion as the number of Class B shares converting is to total Class B shares you own (excluding shares issued as dividends)	On the date the shares originally acquired would have converted into Class A shares

Class C shares — Western Asset Money Market Fund

Generally, you may buy Class C shares of Western Asset Money Market Fund only by exchanging Class C shares of another fund sold by the distributor. If Class C shares acquired by exchange are subject to a contingent deferred sales charge, the original contingent deferred sales charge will apply to these shares if you redeem any of these shares within 12 months of the date you purchased shares of the original fund. The contingent deferred sales charge is waived for retirement plans with omnibus accounts held on the books of the fund.

Service Agents also receive an annual fee of up to 0.10% of the average daily net assets represented by the Class C shares serviced by them.

Class I shares

Class I shares of either fund are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed.

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More about contingent deferred sales charges

The contingent deferred sales charge is based on the net asset value at the time of purchase or redemption, whichever is less, and therefore you do not pay a sales charge on amounts representing appreciation or depreciation.

In addition, you do not pay a contingent deferred sales charge:

•	When you exchange shares for shares of another fund sold by the distributor

•	On shares representing reinvested distributions and dividends

•	On shares no longer subject to the contingent deferred sales charge

Each time you place a request to redeem shares, the fund will first redeem any shares in your account that are not subject to a contingent deferred sales charge and then the shares in your account that have been held the longest.

If you redeemed shares of a fund sold by the distributor and paid a contingent deferred sales charge, you may, under certain circumstances, reinvest all or part of the redemption proceeds within 60 days and receive pro rata credit for any contingent deferred sales charge imposed on the prior redemption. Please contact your Service Agent for additional information.

The funds’ distributor receives contingent deferred sales charges as partial compensation for its expenses in selling shares, including the payment of compensation to your Service Agent.

Contingent deferred sales charge waivers

The contingent deferred sales charge for each share class will generally be waived:

•	On payments made through certain systematic withdrawal plans

•	On certain distributions from a retirement plan

•	For retirement plans with omnibus accounts held on the books of a fund

•	For involuntary redemptions of small account balances

•	For 12 months following the death or disability of a shareholder

If you want to learn more about additional waivers of contingent deferred sales charges, contact your Service Agent or go to the fund’s website at http://www.leggmason.com/individualinvestors, click on “Money Market” and then click on the name of the fund.

Western Asset Money Market Funds | 29

Retirement and institutional investors

Eligible investors

Retirement Plans with Omnibus Accounts

Retirement Plans with omnibus accounts held on the books of a fund can generally choose among three classes of shares: Class C (for Western Asset Money Market Fund only), Class A and Class I shares. As of November 20, 2006, Class B shares are no longer offered through Service Agents to Retirement Plans with omnibus accounts held on the books of the fund. However, Retirement Plans that held Class B shares prior to that date will continue to be permitted to make additional investments in that class.

“Retirement Plans” include 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing plans, non-qualified deferred compensation plans and other similar employer-sponsored retirement plans. Retirement Plans do not include individual retirement vehicles, such as traditional and Roth individual retirement accounts, Coverdell education savings accounts, individual 403(b)(7) custodial accounts, Keogh plans, SEPs, SARSEPs, SIMPLE IRAs, or Section 529 savings accounts. Although Retirement Plans with omnibus accounts held on the books of a fund are not subject to minimum initial investment requirements for any of these share classes, certain investment minimums may be imposed by a financial intermediary.

Other Retirement Plans

Other Retirement Plan investors can generally invest in Class A shares of Western Asset Government Money Market Fund and can generally choose among three classes of shares of Western Asset Money Market Fund: Class A, Class B and Class C. “Other Retirement Plans” include Retirement Plans investing through brokerage accounts, and also include certain Retirement Plans with direct relationships to the funds that are neither Institutional Investors nor investing through omnibus accounts. Individual retirement vehicles, such as IRAs, may also choose among these share classes. Other Retirement Plans and individual retirement vehicles are treated like individual investors for purposes of determining sales charges and any applicable sales charge reductions or waivers.

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Clients of Eligible Financial Intermediaries

Clients of Eligible Financial Intermediaries may generally choose among two classes of shares: Class A and Class I. “Clients of Eligible Financial Intermediaries” are investors who invest in the funds through financial intermediaries that offer their clients fund shares through investment programs as authorized by LMIS. Such investment programs may include fee-based advisory programs and college savings vehicles such as Section 529 plans. The financial intermediary may impose separate investment minimums.

Institutional Investors

Institutional Investors may invest in Class I shares if they meet the $1,000,000 minimum initial investment requirement. Institutional Investors may also invest in Class A, Class B and Class C shares of Western Asset Money Market Fund, which have different investment minimums and fees and expenses. “Institutional Investors” generally include corporations, banks, trust companies, insurance companies, investment companies, foundations, defined benefit plans and other similar entities with direct relationships to the funds.

Class I shares

Class I shares are offered only to Institutional Investors who meet the $1,000,000 minimum initial investment requirement, Clients of Eligible Financial Intermediaries, and other investors as authorized by LMIS. However, other investors that held Class I shares prior to November 20, 2006 will be permitted to make additional investments in Class I shares.

Certain waivers of these requirements for individuals associated with the funds, Legg Mason or its affiliates are discussed in the SAI.

Class A shares — Retirement Plans

Retirement Plans with omnibus accounts held on the books of a fund may purchase Class A shares through programs sponsored by financial intermediaries.

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Class B of Western Asset Money Market Fund — Retirement Plans

Class B shares are no longer offered through Service Agents to Retirement Plans with omnibus accounts held on the books of the fund. However, Retirement Plans that held Class B shares prior to November 20, 2006 are permitted to make additional investments.

Class C of Western Asset Money Market Fund — Retirement Plans

Retirement Plans with omnibus accounts held on the books of Western Asset Money Market Fund may buy Class C shares without paying a contingent deferred sales charge. LMIS pays Service Agents selling Class C shares to retirement plans with omnibus accounts held on the books of a fund an annual distribution/service fee of up to 0.10% of the average daily net assets represented by the Class C shares serviced by them.

Certain retirement plan programs with exchange features in effect prior to November 20, 2006, as approved by LMIS, will remain eligible for exchange from Class C shares to Class A shares in accordance with the program terms. Please read the SAI for more details.

Other considerations

Plan sponsors, plan fiduciaries and other financial intermediaries may choose to impose qualification requirements for plans that differ from a fund’s share class eligibility standards. In certain cases this could result in the selection of a share class with higher service and distribution-related fees than otherwise would have been charged. A fund is not responsible for, and has no control over, the decision of any plan sponsor, plan fiduciary or financial intermediary to impose such differing requirements. Please consult with your plan sponsor, plan fiduciary or financial intermediary for more information about available share classes.

Your Service Agent may not offer all share classes, please contact your Service Agent for additional details.

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Buying shares

Generally	You may buy shares of a fund on any day that the fund is open for business, as described under “Share price/Fund business days.” Shares are sold at their net asset value next determined after receipt by your Service Agent or the transfer agent of your purchase request in good order.

You must provide the following information for your order to be processed:

• Name of fund being bought

• Class of shares being bought

• Dollar amount or number of shares being bought

• Account number (if existing account)

Through a Service Agent	You should contact your Service Agent to open a brokerage account and make arrangements to buy shares. Your Service Agent may charge an annual account maintenance fee.

Through the fund	Investors should contact Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432 to open an account and make arrangements to buy shares.

For initial purchases, complete and send your account application to a fund at the following address:

Legg Mason Funds
P.O. Box 55214
Boston, Massachusetts 02205-8504

Subsequent purchases should be sent to the same address.

Enclose a check to pay for the shares, or arrange for the wiring of federal funds by calling Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432

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Orders received by telephone after the time at which a fund calculates its net asset value on a day will not be processed and the investor must resubmit the order on the fund’s next business day.

Effectiveness of purchase orders	Purchase orders for shares of a fund become effective after your order and the purchase price in federal funds or other immediately available funds are received in proper order by the fund. Orders must be received before a fund calculates its net asset value on a day (normally 12 noon Eastern Time) that the fund is open for business. If received after the fund calculates its net asset value, your order will be effective on the following fund business day at the time the fund calculates its net asset value.

If you pay by check, your purchase order for shares becomes effective on the fund business day following receipt at the time the fund calculates it net asset value on that day.

Shareholders must call the fund to arrange for the wiring of federal funds by calling Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1- 888-425-6432. If a fund does not receive your purchase wire by the close of the Federal Reserve wire transfer system on the day you placed your order, your order will be canceled and you could be liable for any losses or fees incurred by the fund or its agents.

For more information, please call Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432 between 8:00 a.m. and 5:30 p.m. (Eastern time).

34 | Western Asset Money Market Funds

Through a systematic investment plan	You may authorize your Service Agent or the transfer agent to transfer funds automatically from (i) a regular bank account, (ii) cash held in a brokerage account with a Service Agent or (iii) certain money market funds, in order to buy shares on a regular basis.

•        Amounts transferred must meet the applicable minimums (see “Choosing a class of shares to buy—Investment minimums”)

•        Amounts may be transferred monthly, every alternate month, quarterly, semi-annually or annually

•        If you do not have sufficient funds in your account on a transfer date, your Service Agent, Funds Investor Services or Institutional Shareholder Services may charge you a fee

For more information, contact your Service Agent, Funds Investor Services or Institutional Shareholder Services or consult the SAI.

Western Asset Money Market Funds | 35

Exchanging shares

Generally	You may exchange shares of a fund for the same class of shares of other funds sold by the distributor on any day that both the fund and the fund into which you are exchanging are open for business.

Legg Mason offers a distinctive family of funds tailored to help meet the varying needs of large and small investors	You may exchange shares at their net asset value next determined after receipt by your Service Agent or the transfer agent of your exchange request in good order and any applicable sales charge.

• If you bought shares through a Service Agent, contact your Service Agent to learn which funds your Service Agent makes available to you for exchanges

•        If you bought shares directly from a fund, contact Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432 to learn which funds are available to you for exchanges

• You may exchange shares of a fund only for shares of the same class of other funds

• Not all funds offer all classes

•        Some funds are offered only in a limited number of states. Your Service Agent or Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432 will provide information about the funds offered in your state

•        Remember that an exchange is a taxable transaction, unless you are investing through a tax-qualified savings plan or account, but you will not have any gain or loss on an exchange so long as the fund whose shares you exchange maintains a net asset value of $1.00 per share

• Always be sure to read the prospectus of the fund into which you are exchanging shares

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Investment minimums, sales charges and other requirements	• Your shares may be subject to an initial sales charge at the time of the exchange

•        Your contingent deferred sales charge (if any) will continue to be measured from the date of your original purchase of shares subject to a contingent deferred sales charge, and you will be subject to the contingent deferred sales charge of the fund that you originally purchased

•        For Class A, Class B and Class C share exchanges, you will generally be required to meet the minimum investment requirement for the class of shares of the fund into which your exchange is made (except in the case of systematic exchange plans)

• Your exchange will also be subject to any other requirements of the fund into which you are exchanging shares

• If you hold share certificates, you must deliver the certificates, endorsed for transfer or with signed stock powers, to the transfer agent or your Service Agent before the exchange is effective

• A fund may suspend or terminate your exchange privilege if you engage in a pattern of excessive exchanges

By telephone	Contact your Service Agent or, if you hold shares directly with a fund, call Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888- 425-6432 between 8:00 a.m. and 5:30 p.m. (Eastern time) for information.

Telephone exchanges may be made only between accounts that have identical registrations.

Western Asset Money Market Funds | 37

By mail	Contact your Service Agent or, if you hold shares directly with a fund, write to the fund at the following address:

Legg Mason Funds
P.O. Box 55214
Boston, Massachusetts 02205-8504

Through a systematic exchange plan	You may be permitted to schedule automatic exchanges of shares of a fund for shares of other funds available for exchange. All requirements for exchanging shares described above apply to these exchanges. In addition:

• Exchanges may be made monthly, every alternate month, quarterly, semi- annually or annually

• Each exchange must meet the applicable investment minimums for systematic investment plans (see “Choosing a class of shares to buy—Investment minimums”)

For more information, please contact your Service Agent, Funds Investor Services or Institutional Shareholder Services or consult the SAI.

38 | Western Asset Money Market Funds

Redeeming shares

Generally	Contact your Service Agent or, if you hold shares directly with a fund, Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1- 888-425-6432 to redeem shares of the fund. You may redeem shares on any day that the funds are open for business, as described under “Share price/Fund business days” below. Shares are redeemed at their net asset value next determined after receipt by your Service Agent or the transfer agent of your redemption request in good order, less any applicable contingent deferred sales charge.

If you hold share certificates, you must deliver the certificates endorsed for transfer or with signed stock powers with a signature guarantee to the transfer agent or your Service Agent before you may redeem.

If the shares are held by a fiduciary or corporation, partnership or similar entity, other documents may be required.

Redemption Proceeds	If your request is received in good order by your Service Agent or the transfer agent prior to the time that a fund calculates its net asset value on any day the fund is open for business, your redemption proceeds normally will be sent one business day after your request is received, but in any event within 7 days, except that your proceeds may be delayed for up to 10 days if your share purchase was made by check.

Your redemption proceeds may be delayed, or your right to receive proceeds suspended, if the NYSE is closed (other than on weekends or holidays) or trading is restricted, if an emergency exists, or otherwise as permitted by order of the SEC.

Western Asset Money Market Funds | 39

If you have a brokerage account with a Service Agent, your redemption proceeds will be sent to your Service Agent. If you hold your shares through a fund and have designated a bank account on your application form, you may have the proceeds sent by federal wire or by electronic transfer (ACH) to that bank account. To change the bank account designated to receive wire or electronic transfers, you will be required to deliver a new written authorization and you may be asked to provide other documents. Your Service Agent may charge a fee on a wire or an electronic transfer. In other cases, unless you direct otherwise, your proceeds will be paid by check mailed to your address of record. The funds reserve the right to pay you redemption proceeds by giving you securities. You may pay transaction costs to dispose of the securities.

By mail	Contact your Service Agent, or if you hold shares directly with a fund, write to the fund at the following address:

Legg Mason Funds
P.O. Box 55214
Boston, Massachusetts 02205-8504

Your written request must provide the following:

• The fund name, the class of shares to be redeemed, and your account number

• The dollar amount or number of shares to be redeemed

• Signatures of each owner exactly as the account is registered

• Signature guarantees, as applicable (see “Other things to know about transactions”)

40 | Western Asset Money Market Funds

By telephone	If your account application permits, you may be eligible to redeem shares by telephone. Contact your Service Agent or, if you hold shares directly with a fund, call Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1- 888-425-6432 between 8:00 a.m. and 5:30 p.m. (Eastern time) for more information.

Please have the following information ready when you call:

• Name of fund being redeemed

• Class of shares being redeemed

• Account number

If you hold shares directly with a fund, redemptions of shares may be made by telephone on any day the fund is open for business.

Your redemption proceeds can be sent by check to your address of record, by wire or electronic transfer (ACH) to a bank account designated by you when you authorize telephone redemptions. To change the bank account designated to receive wire or electronic transfers, you will be required to deliver a new written authorization and may be asked to provide other documents. The transfer agent may charge a fee on a wire or an electronic transfer (ACH).

Automatic cash withdrawal plans	You may be permitted to schedule automatic redemptions of a portion of your shares. To qualify, you must own shares of a fund with a value of at least $10,000 ($5,000 for Retirement Plan accounts) and each automatic redemption must be at least $50.

The following conditions apply:

• Your shares must not be represented by certificates

Western Asset Money Market Funds | 41

•        Redemptions may be made monthly, every alternate month, quarterly, semi-annually or annually

•        If your shares are subject to a contingent deferred sales charge, the charge will be required to be paid upon redemption. However, the charge will be waived if your automatic redemptions are equal to or less than 2% per month of your account balance on the date the redemptions commence, up to a maximum of 12% in one year

•        You must elect to have all dividends and distributions reinvested

For more information, please contact your Service Agent or consult the SAI.

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Other things to know about transactions

When you buy, exchange or redeem shares, your request must be in good order. This means you have provided the following information, without which your request may not be processed:

•	Name of the fund

•	Your account number

•	In the case of a purchase (including a purchase as part of an exchange transaction), the class of shares being bought

•	In the case of an exchange or redemption, the class of shares being exchanged or redeemed (if you own more than one class)

•	Dollar amount or number of shares being bought, exchanged or redeemed

•	In certain circumstances, signature of each owner exactly as the account is registered (see “Redeeming shares”)

The funds generally will not permit non-resident aliens with a non-U.S. address to establish an account. U.S. citizens with an APO/FPO address or an address in the United States (including its territories) and resident aliens with a U.S. address are permitted to establish an account with the fund. Subject to the requirements of local law, U.S. citizens residing in foreign countries are permitted to establish an account with the fund.

The transfer agent, Funds Investor Services or Institutional Shareholder Services will employ reasonable procedures to confirm that any telephone exchange or redemption request is genuine, which may include recording calls, asking the caller to provide certain personal identification information, sending you a written confirmation or requiring other confirmation procedures from time to time. If these procedures are followed, neither the fund nor its agents will bear any liability for executing any such transaction.

A fund has the right to:

•	Suspend the offering of shares

•	Waive or change minimum and additional investment amounts

•	Reject any purchase or exchange order

•	Change, revoke or suspend the exchange privilege

•	Suspend telephone transactions

Western Asset Money Market Funds | 43

•	Suspend or postpone redemptions of shares on any day when trading on the NYSE is restricted, or as otherwise permitted by the SEC

Signature guarantees

To be in good order, your redemption request must include a signature guarantee if you:

•	Are redeeming over $50,000

•	Are sending signed share certificates or stock powers to the transfer agent

•	Instruct the transfer agent to mail the check to an address different from the one on your account registration

•	Changed your account registration or your address within 30 days

•	Want the check paid to someone other than the account owner(s)

•	Are transferring the redemption proceeds to an account with a different registration

You can obtain a signature guarantee from most banks, dealers, brokers, credit unions and federal savings and loan institutions, but not from a notary public.

Anti-money laundering

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for the fund to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Small account balances/Mandatory redemptions

A fund reserves the right to ask you to bring your account up to a minimum investment amount determined by your Service Agent if the aggregate value of the fund’s shares in your account is less than $500 for any reason (including solely due to declines in net

44 | Western Asset Money Market Funds

asset value and/or failure to invest at least $500 within a reasonable period). You will be notified in writing and will have 60 days to make an additional investment to bring your account value up to the required level. If you choose not to do so within this 60-day period, the fund may close your account and send you the redemption proceeds. If your account is closed, you will not be eligible to have your account reinstated without imposition of any sales charges that may apply to your new purchase. With prior notice, the minimum size of accounts subject to mandatory redemption, which may vary by class, may be changed, or fees for small accounts may be implemented.

Subject to applicable law, a fund may, with prior notice, adopt other policies from time to time requiring mandatory redemption of shares in certain circumstances.

For more information, please contact your Service Agent, Funds Investor Services or Institutional Shareholder Services or consult the SAI.

Frequent purchases and redemptions of fund shares

Money market funds are often used by investors for short-term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the funds’ Board has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the funds, are not typically targets of abusive trading practices, because money market funds seek to maintain a $1.00 per share price and typically do not fluctuate in value based on market prices. However, some investors may seek to take advantage of a short-term disparity between a fund’s yield and current market yields, which could have the effect of reducing the fund’s yield. In addition, frequent purchases and redemptions of a fund’s shares could increase the fund’s portfolio transaction costs and may interfere with the efficient management of the fund’s portfolio, which could detract from the fund’s performance.

Western Asset Money Market Funds | 45

The Boards of the non-money market funds sold by the distributor have approved policies and procedures that are intended to discourage and prevent abusive trading practices in those mutual funds and that may apply to exchanges from or into the funds described in this Prospectus. If you plan to exchange your money market shares for shares of another fund sold by the distributor, please read the prospectus of that other fund.

Share certificates

Share certificates for the funds will no longer be issued. If you currently hold share certificates of a fund, such certificates will continue to be honored. If you would like to return your share certificates to a fund and hold your shares in uncertificated form, please contact your Service Agent, Funds Investor Services or Institutional Shareholder Services.

Record ownership

If you hold shares through a Service Agent, your Service Agent may establish and maintain your account and be the shareholder of record. In the event that a fund holds a shareholder meeting, your Service Agent, as record holder, will vote your shares in accordance with your instructions. If you do not give your Service Agent voting instructions, your Service Agent may nonetheless, under certain circumstances, be entitled to vote your shares.

46 | Western Asset Money Market Funds

Dividends, distributions and taxes

Dividends and distributions

Each fund intends to declare a dividend of substantially all of its net investment income on each day the fund is open for business. Each fund generally makes distributions of both long-term and short-term capital gains, if any, once a year, typically in December. Each fund may pay additional distributions and dividends at other times if necessary for the fund to avoid a federal tax. Each fund expects distributions to be primarily from income. Dividends and capital gain distributions, if any, are reinvested in additional fund shares of the same class you hold. Alternatively, you can instruct your Service Agent or Funds Investor Services or Institutional Shareholder Services to have your distributions and/or dividends paid in cash. You can change your choice at any time to be effective as of the next distribution or dividend.

Taxes

The following discussion is very general. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in a fund.

In general, you will have to pay federal income taxes, as well as any state and local taxes, when you receive a distribution (whether paid in cash or reinvested in additional shares). Any tax liability that you owe as a result of a distribution is your responsibility. If you sell fund shares or exchange them for shares of another fund, it is generally considered a taxable event, but you will not have any gain or loss on the sale or exchange so long as the fund in which you invest maintains a net asset value of $1.00 per share (except for any loss that may result from the imposition of a contingent deferred sales charge). The following table summarizes the tax status to you of certain transactions related to a fund:

TRANSACTION	FEDERAL TAX STATUS
Redemption or exchange of shares	Usually no gain or loss
Distributions of net capital gain (excess of net long-term capital gain over net short-term capital loss)	Long-term capital gain
Ordinary dividends (including distributions of net short-term capital gain)	Ordinary income

Western Asset Money Market Funds | 47

Distributions of net capital gain are taxable to you as long-term capital gain regardless of how long you have owned your shares. The funds anticipate that they normally will not realize any long-term capital gain and therefore normally will not distribute any net capital gains. The funds do not expect any distributions to be treated as qualified dividend income, which is taxed at reduced rates. You may want to avoid buying shares when a fund is about to declare a capital gain distribution, because it will be taxable to you even though it may effectively be a return of a portion of your investment.

A dividend declared by a fund in October, November or December and paid during January of the following year may in certain circumstances be treated as paid in December for tax purposes.

After the end of the year, your Service Agent or the funds will provide you with information about the distributions and dividends you received and any redemptions of shares during the previous year. If you are neither a citizen nor a resident of the United States, the funds will withhold federal income tax at the rate of 30% (or such lower rate as may be determined in accordance with any applicable treaty) on ordinary dividends and other payments that are subject to such withholding.

If you do not provide the funds with your correct taxpayer identification number and any required certifications, you will be subject to backup withholding at the rate of 28% on your distributions and dividends. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax on shareholders who are neither citizens nor residents of the United States.

In certain states income dividends from mutual funds primarily invested in U.S. government securities are exempt from state income taxes. Consult your tax advisor for restrictions and details.

48 | Western Asset Money Market Funds

Share price/Fund business days

You may buy, exchange or redeem shares at their net asset value (“NAV”) next determined after receipt of your request in good order plus any applicable sales charge.

The funds use the amortized cost method to value their portfolio securities. Using this method, each fund constantly amortizes over the remaining life of a security the difference between the principal amount due at maturity and the cost of the security to the fund. This method of valuation is designed to permit a money market fund to maintain a constant net asset value of $1.00 per share, but there is no guarantee that it will do so.

Each fund’s NAV per share is the value of its assets minus its liabilities divided by the number of shares outstanding. NAV is calculated separately for each class of shares. Each fund is open for business and calculates its NAV every day on which both the New York Stock Exchange (“NYSE”) and the Federal Reserve Bank of New York (“FRBNY”) are open for business. Therefore, each fund will be closed on New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

Both the NYSE and FRBNY are also closed on weekends and may be closed because of an emergency or other unanticipated event. In the event the NYSE does not open for business because of an emergency or other unanticipated event, each fund may, but is not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open.

Each fund normally closes for business and calculates its NAV at noon, Eastern time. However, each fund reserves the right to close early on any day when the NYSE, bond markets (as recommended by The Securities Industry and Financial Markets Association (“SIFMA”)) or the FRBNY close earlier than noon due to an unanticipated event, trading on the NYSE is restricted, an emergency arises or as otherwise permitted by the Securities and Exchange Commission. A fund that closes early under these circumstances will calculate its NAV as of the time of the early close.

Western Asset Money Market Funds | 49

For Western Asset Money Market Fund only: When the NYSE closes earlier than noon on a business day prior to (or after) a day on which a national holiday is celebrated, the fund will close for business and calculate its NAV at such time the NYSE closes. For calendar year 2009, the NYSE will close at 1:00 p.m. Eastern time on November 27, 2009 and December 24, 2009.

To determine whether the fund is open for business, please call Fund Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432 between 8:00 a.m. and 5:30 p.m. (Eastern time). If you transact through a Service Agent, you should contact your Service Agent directly to determine their schedule of operations.

It is the responsibility of the Service Agents to transmit all orders to buy, exchange or redeem shares to the transfer agent on a timely basis.

50 | Western Asset Money Market Funds

Financial highlights

The financial highlights tables are intended to help you understand the performance of each fund’s classes during the periods shown. Certain information reflects financial results for a single share. Total return represents the rate that a shareholder would have earned (or lost) on a fund share assuming reinvestment of all dividends and distributions. The information in the following tables has been derived from the funds’ and the predecessor funds’ financial statements which have been audited by KPMG LLP, an independent registered public accounting firm, whose report, along with the funds’ financial highlights, is included in the annual report (available upon request). No information for Class I shares of Western Asset Government Money Market fund is presented because no shares were outstanding as of December 31, 2008. The financial information shown below for periods prior to April 16, 2007 is that of each fund’s predecessor.1

[1]

As of June 2, 2009, all Exchange A shares converted to Class A shares. On August 1, 2008, Class A shares obtained through exchange from another fund or purchased through certain Service Agents converted to Exchange A shares. All Class C shares of Western Asset Money Market Fund converted to Class A shares of the fund on February 2, 2007, and all Class C shares of Western Asset Government Money Market Fund converted to Class A shares of the fund on November 20, 2006. The information shown is for the newly offered Class C shares.

Western Asset Money Market Funds | 51

For a share of each class of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

WESTERN ASSET MONEY MARKET FUND CLASS A SHARES

	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000
Income (loss) from operations:
Net investment income	0.027	0.048	0.045	0.027	0.009
Net realized gain (loss)[3]	0.000	(0.000)	(0.000)	0.000	0.000
Total income from operations	0.027	0.048	0.045	0.027	0.009
Less distributions from:
Net investment income	(0.027)	(0.048)	(0.045)	(0.027)	(0.009)
Net realized gains	—	—	—	—	(0.000)[3]
Total distributions	(0.027)	(0.048)	(0.045)	(0.027)	(0.009)
NET ASSET VALUE, END OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000
Total return[4]	2.73%†	4.90%	4.62%	2.75%	0.90%
NET ASSETS, END OF YEAR (billions)	$20	$29	$25	$18	$17
Ratios to average net assets:
Gross expenses	0.51%[5]	0.51%	0.52%[6]	0.58%	0.59%
Net expenses[7]	0.51 [5,8]	0.51 [8]	0.51 [6,9]	0.58	0.54 [9]
Net investment income	2.76	4.79	4.55	2.72	0.88

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.51%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.51% and 0.50%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Class A shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

52 | Western Asset Money Market Funds

For a share of each Class of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

WESTERN ASSET MONEY MARKET FUND CLASS B SHARES1

	2008		2007[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000		$1.000
Income (loss) from operations:
Net investment income	0.022		0.034
Net realized gain (loss)[3]	0.000		(0.000)
Total income from operations	0.022		0.034
Less distributions from:
Net investment income	(0.022)		(0.034)
NET ASSET VALUE, END OF YEAR	$1.000		$1.000
Total return[4]	2.22	%†	3.46%
NET ASSETS, END OF YEAR (millions)	$53		$31
Ratios to average net assets:
Gross expenses	1.03%[5]		0.98%[6]
Net expenses[7]	1.03	[5]	0.98 [6]
Net investment income	2.12		4.31 [6]

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period March 19, 2007 (inception date) to December 31, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 1.02%.
[6]	Annualized.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

Western Asset Money Market Funds | 53

For a share of each Class of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

WESTERN ASSET MONEY MARKET FUND CLASS C SHARES1

	2008		2007[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000		$1.000
Income (loss) from operations:
Net investment income	0.019		0.033
Net realized gain (loss)[3]	0.000		(0.000)
Total income from operations	0.019		0.033
Less distributions from:
Net investment income	(0.019)		(0.033)
NET ASSET VALUE, END OF YEAR	$1.000		$1.000
Total return[4]	1.93	%†	3.35%
NET ASSETS, END OF YEAR (millions)	$171		$157
Ratios to average net assets:
Gross expenses	1.30%[5]		1.12%[6]
Net expenses[7]	1.30	[5]	1.12 [6]
Net investment income	1.90		4.17 [6]

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period March 19, 2007 (inception date) to December 31, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 1.29%.
[6]	Annualized.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

54 | Western Asset Money Market Funds

For a share of each Class of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

WESTERN ASSET MONEY MARKET FUND CLASS I SHARES

	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000
Income (loss) from operations:
Net investment income	0.028	0.049	0.047	0.029	0.010
Net realized gain (loss)[3]	0.000	(0.000)	(0.000)	0.000	0.000
Total income from operations	0.028	0.049	0.047	0.029	0.010
Less distributions from:
Net investment income	(0.028)	(0.049)	(0.047)	(0.029)	(0.010)
Net realized gains	—	—	—	—	(0.000)[3]
Total distributions	(0.028)	(0.049)	(0.047)	(0.029)	(0.010)
NET ASSET VALUE, END OF YEAR	$1.000	$1.000	1.000	$1.000	$1.000
Total return[4]	2.87%†	5.04%	4.75%	2.91%	1.00%
NET ASSETS, END OF YEAR (millions)	$151	$130	$163	$121	$86
Ratios to average net assets:
Gross expenses	0.38%[5]	0.38%	0.39%[6]	0.43%	0.49%
Net expenses[7]	0.38 [5,8]	0.38 [8]	0.38 [6,9]	0.43	0.43 [9]
Net investment income	2.80	4.94	4.68	2.93	0.98

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.37%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.38% and 0.37%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Class I shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

Western Asset Money Market Funds | 55

For a share of each class of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

WESTERN ASSET GOVERNMENT MONEY MARKET FUND CLASS A SHARES

	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000
Income (loss) from operations:
Net investment income	0.022	0.046	0.044	0.027	0.009
Net realized gain (loss)[3]	0.000	(0.000)	0.000	0.000	0.000
Total income from operations	0.022	0.046	0.044	0.027	0.009
Less distributions from:
Net investment income	(0.022)	(0.046)	(0.044)	(0.027)	(0.009)
Net realized gains	(0.000)[3]	—	—	(0.000)[3]	(0.000)[3]
Total distributions	(0.022)	(0.046)	(0.044)	(0.027)	(0.009)
NET ASSET VALUE, END OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000
Total return[4]	2.24%	4.69%	4.45%	2.69%	0.85%
NET ASSETS, END OF YEAR (billions)	$8	$6	$3	$2	$2
Ratios to average net assets:
Gross expenses	0.53%[5]	0.55%	0.57%[6]	0.59%	0.57%
Net expenses[7]	0.53 [5,8]	0.55 [8]	0.55 [6,9]	0.59	0.54 [9]
Net investment income	2.16	4.53	4.37	2.63	0.82

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.52%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.56% and 0.55%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.

56 | Western Asset Money Market Funds

Legg Mason Partners Funds Privacy Policy

We are committed to keeping nonpublic personal information about you secure and confidential. This notice is intended to help you understand how we fulfill this commitment. From time to time, we may collect a variety of personal information about you, including:

•	Information we receive from you on applications and forms, via the telephone and through our websites;

•	Information about your transactions with us, our affiliates or others (such as your purchases, sales or account balances); and

•	Information we receive from consumer reporting agencies.

We do not disclose your nonpublic personal information, except as permitted by applicable law or regulation. For example, we may share this information with others in order to process your transactions. We may also provide this information to companies that perform services on our behalf, such as printing and mailing, or to other financial institutions with whom we have joint marketing agreements. We will require these companies to protect the confidentiality of this information and to use it only to perform the services for which we hired them.

With respect to our internal security procedures, we maintain physical, electronic and procedural safeguards to protect your nonpublic personal information, and we restrict access to this information.

If you decide at some point either to close your account(s) or become an inactive customer, we will continue to adhere to our privacy policies and practices with respect to your nonpublic personal information.

[This page is not part of the Prospectus.]

[This Page Intentionally Left Blank]

Western Asset Money Market Fund

Western Asset Government Money Market Fund

You may visit the funds’ website at http://www.leggmason.com/individualinvestors for a free copy of a Prospectus, Statement of Additional Information (“SAI”) or an Annual or Semi-Annual Report.

Shareholder reports Additional information about the funds’ investments is available in the funds’ Annual and Semi-Annual Reports to shareholders. In the funds’ Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected each fund’s performance during its last fiscal year. Each fund sends only one report to a household if more than one account has the same last name and same address. Contact your Service Agent, Funds Investor Services or Institutional Shareholder Services if you do not want this policy to apply to you.

Statement of additional information The SAI provides more detailed information about a fund and is incorporated by reference into (is legally a part of) this Prospectus.

You can make inquiries about the funds or obtain shareholder reports or the SAI (without charge) by contacting your Service Agent, or by calling Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432, or by writing to the funds at 55 Water St., New York, New York 10041.

Information about the funds (including the SAI) can be viewed and copied at the Securities and Exchange Commission’s (the “SEC”) Public Reference Room in Washington, D.C. In addition, information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the funds are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained for a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

If someone makes a statement about the funds that is not in this Prospectus, you should not rely upon that information. Neither the funds nor the distributor is offering to sell shares of a fund to any person to whom a fund may not lawfully sell its shares.

(Investment Company Act

file no. 811-04052)

WASX011179 04/09

LEGG MASON PARTNERS MONEY MARKET TRUST

SUPPLEMENT DATED MAY 18, 2009

TO THE PROSPECTUS DATED APRIL 30, 2009, AS SUPPLEMENTED

ON MAY 18, 2009 OF

WESTERN ASSET MONEY MARKET FUND AND

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

The funds currently offer Exchange A shares. Effective June 2, 2009, the funds will cease offering Exchange A shares and all Exchange A shares will be converted to Class A shares. Until June 2, 2009, Class A shares will be available only to eligible participants in broker sweep programs and certain other qualified investors and may not be purchased by exchange of Class A shares from other funds sold by the distributor. Exchange A shares will be available to all other individual investors and to investors in certain retirement plans.

Also, until June 2, 2009, Class B shares will convert to Exchange A shares approximately 8 years after purchase. Starting June 2, 2009, Class B shares will convert to Class A shares approximately 8 years after purchase.

Both Exchange A and Class A shares are exchangeable for Class A shares (or, if offered, Exchange A shares) of other funds sold by the distributor.

All contrary information in the Prospectus is hereby superseded.

The following sections of the Prospectus are supplemented as follows until June 2, 2009:

Performance Information: Performance of Exchange A shares of each fund is not shown because Exchange A shares did not have a full calendar year of performance as of December 31, 2008. Classes not included in the table would have had different performance to the extent of their different expenses.

Fee table: The fee table is revised to include the following fees and expenses for Exchange A shares.

SHAREHOLDER FEES

	WESTERN ASSET MONEY MARKET FUND	WESTERN ASSET GOVERNMENT MONEY MARKET FUND
(fees paid directly from your investment)	Exchange A1	Exchange A1
Maximum sales charge (load) imposed on purchases (as a % of offering price)	None	None
Maximum contingent deferred sales charge (load) (as a % of the lower of net asset value at purchase or redemption)	None [2]	None [2]
ANNUAL FUND OPERATING EXPENSES[8]
Management fee[3]	0.36%	0.39%
Distribution and/or service (12b-1) fee	0.10%	0.10%
Other expenses[4,7]	0.03%	0.02%
Treasury Guarantee Program[5]	0.03%	0.03%
Total annual fund operating expenses[6,7]	0.52%	0.54%

Example: The Example is revised to show the following expenses for the Exchange A shares

NUMBER OF YEARS YOU OWN YOUR SHARES

	1 YEAR[8]	3 YEARS	5 YEARS	10 YEARS
Western Asset Money Market Fund
Exchange A (with our without redemption)	$53	$160	$277	$618
Western Asset Government Money Market Fund
Exchange A (with or without redemption) [1]	$55	$166	$287	$642

[1]

As of August 1, 2008, Class A shares were closed to purchases and exchanges from all investors other than purchases by eligible participants in broker sweep programs. As of that date, Class A shares obtained through exchange from another fund or purchased through certain Service Agents were converted to Exchange A shares.

[2]

Exchange A shares acquired through exchanges with shares of other Legg Mason Partners funds are subject to the contingent deferred sales charge, if any, applicable to the exchanged shares. This could be a maximum of 1.00% for Exchange A shares.

[3]

Each fund has a management fee schedule that reduces the management fee rate as assets increase as follows: 0.45% on the first $1 billion of each of the fund’s average daily net assets; 0.425% on the next $1 billion; 0.40% on the next $3 billion; 0.375% on the next $5 billion and 0.35% on each of the fund’s average daily net assets in excess of $10 billion.

[4]	Each share class is authorized to pay a fee for recordkeeping services performed for the share class and these expenses may increase over time.
[5]

The Treasury Guarantee Program expenses were 0.025% and were incurred for the period September 19, 2008 through April 30, 2009, and are not covered by any expense cap currently in effect. Each fund has elected to continue to participate in the Program until its termination date on September 18, 2009. For the fiscal year ended 12/31/2009, the expenses of participation in the Program are expected to be 0.03%.

[6]

Because of a voluntary expense cap, actual total operating expenses are not expected to exceed 0.70% . This voluntary expense cap does not cover interest, brokerage, taxes and extraordinary expenses and may be changed or terminated at any time. In order to implement this voluntary expense cap, the manager will, as necessary, forgo management fees or reimburse operating expenses. The manager is permitted to recapture amounts previously voluntarily forgone or reimbursed by the manager to a fund during the same fiscal year if the fund’s total annual operating expenses have fallen to a level below the voluntary expense cap. In no case will the manager recapture any amount that would result, on any particular fund business day, in a fund’s total annual operating expenses exceeding the voluntary expense cap. The Board has been apprised of the expense cap and recapture arrangement.

[7]	Reflects current expense ratios after certain voluntary reimbursements by the manager.
[8]	The effect of the Treasury Guarantee Program is factored into the first year of the example only due to the fact that it is scheduled to terminate on September 18, 2009.

Distribution: Western Asset Money Market Fund and Western Asset Government Money Market Fund have each adopted a shareholder services and distribution plan for its Exchange A shares. Under the plan, each fund pays distribution and/or service fees. The plan provides for payments, based on annualized percentages of average daily net assets, of up to 0.10% for Exchange A shares of each fund. These fees are an ongoing expense and, over time, will increase the cost of your investment and may cost you more than other types of sales charges.

Choosing a class of shares to buy: Individual investors can generally purchase Exchange A shares of each fund.

Investment minimums: Exchange A shares have the same investment minimum initial/additional investment amounts as that shown for Class A shares.

Comparing the funds’ classes: Exchange A shares have the same key features, initial sales charge, contingent deferred sales charge, annual distribution and/or service fees and exchange privilege as that shown for Class A shares.

Sales charges: Exchange A shares have the same sales charges as that shown for Class A shares.

Retirement and institutional investors: Exchange A shares are available to retirement and institutional investors to the same extent as shown for Class A shares.

Financial Highlights: The following is added to the Financial Highlights section of the Prospectus

Western Asset Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

EXCHANGE A SHARES[1,2]	2008
NET ASSET VALUE, BEGINNING OF YEAR	$1.000
Income (loss) from operations:
Net investment income	0.009
Net realized gain[3]	0.000
Total income from operations	0.009
Less distributions from:
Net investment income	(0.009)
NET ASSET VALUE, END OF YEAR	$1.000
Total return[4]	0.88%†
NET ASSETS, END OF YEAR (BILLIONS)	$1
Ratios to average net assets:
Gross expenses[5,6]	0.57%
Net expenses[5,6,7,8]	0.57
Net investment income[5]	2.14

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period August 1, 2008 (inception date) to December 31, 2008.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.
[6]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.55%.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[8]

As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Exchange A shares, will not exceed 0.70%.

†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

Western Asset Government Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

EXCHANGE A SHARES	2008[1,2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000
Income from operations:
Net investment income	0.007
Net realized gain[3]	0.000
Total income from operations	0.007
Less distributions from:
Net investment income	(0.007)
Net realized gains[3]	(0.000)
Total distributions	(0.007)
NET ASSET VALUE, END OF YEAR	$1.000
Total return[4]	0.74%
NET ASSETS, END OF YEAR (MILLIONS)	$410
Ratios to average net assets:
Gross expenses[5,6]	0.55%
Net expenses[5,6,7,8]	0.55
Net investment income[5]	1.80

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period August 1, 2008 (inception date) to December 31, 2008.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.
[6]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.52%.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[8]

As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to the average net assets of Exchange A shares, will not exceed 0.70%.

WASX011831

LEGG MASON PARTNERS INCOME TRUST

LEGG MASON PARTNERS EQUITY TRUST

LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

SUPPLEMENT DATED JUNE 19, 2009

TO THE PROSPECTUSES OF THE

FUNDS LISTED IN SCHEDULE A

The following information supplements the “Annual fund operating expenses” table that is included in each fund’s prospectus:

Expense ratios for the current fiscal year may be higher than those shown in the “Annual fund operating expenses” table – for example, if average net assets decrease. Net assets are more likely to decrease and fund expense ratios are more likely to increase when markets are volatile.

With respect to funds listed under Legg Mason Partners Income Trust and Legg Mason Partners Equity Trust and also with respect to SMASh Series C Fund, SMASh Series EC Fund and SMASh Series M Fund, the following text replaces the section of the prospectus entitled “Frequent Purchases and Redemptions of Fund Shares”:

Frequent Trading of Fund Shares

Frequent trading in the fund’s shares increases the fund’s administrative costs associated with processing shareholder transactions. In addition, frequent trading may potentially interfere with the efficient management of the fund’s portfolio and increase the fund’s costs associated with trading the fund’s portfolio securities. Under certain circumstances, frequent trading may also dilute the returns earned on shares held by the fund’s other shareholders. The fund therefore discourages frequent purchases and redemptions by shareholders.

The fund reserves the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason. In particular, the Board has determined that the fund is not designed to serve as a vehicle for frequent trading in response to short-term fluctuations in the securities markets.

Under the fund’s frequent trading policy, the fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever the fund detects a pattern of excessive trading. The policy currently provides that the fund will use its best efforts to restrict a shareholder’s trading privileges in the Funds if that shareholder has engaged in three or more “Round Trips” (defined below) during any rolling 12-month period. The restriction on the number of round trips may change from time to time by amendment of the frequent trading policy. The fund may determine to restrict a shareholder from making additional purchases prior to engaging in three round trips. However, the fund has the discretion to determine that restricting a shareholder’s trading privileges is not necessary (or that a new limit on Round Trips should be established for the shareholder) if it is determined that the pattern of trading is not abusive or harmful to the fund. In making such a determination, the fund will consider, among other things, the nature of the shareholder’s account, the reason for the frequent trading and the amount of trading. Additionally, the fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions the fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

A “Round Trip” is defined as a purchase (including subscriptions and exchanges) into the fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase. Purchases and sales of fund shares pursuant to an automatic investment plan or similar program for periodic transactions are not considered in determining Round Trips.

With respect to accounts where shareholder transactions are processed or records are kept by third-party intermediaries, the fund uses reasonable efforts to monitor such accounts to detect suspicious trading patterns. For any such account that is so identified, the fund will make such further inquiries and take such other actions as shall be considered necessary or appropriate to enforce the fund’s frequent trading policy against the shareholder(s) trading through such account and, if necessary, the third-party intermediary (retirement plan administrators, securities broker-dealers, and mutual fund marketplaces) maintaining such account. The fund may accept undertakings from intermediaries to enforce frequent trading policies on behalf of the fund that provide a substantially similar level of protection against excessive trading. Shareholders who own shares of the fund through financial intermediaries should examine any disclosures provided by the intermediaries to determine what restrictions apply to the shareholders.

Although the fund will monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated.

Schedule A

Fund Name	Prospectus Date
LEGG MASON PARTNERS INCOME TRUST
Legg Mason Partners Adjustable Rate Income Fund	September 12, 2008
Legg Mason Partners California Municipals Fund	June 11, 2008
Legg Mason Partners Core Bond Fund	November 25, 2008
Legg Mason Partners Core Plus Bond Fund	November 25, 2008
Legg Mason Partners Corporate Bond Fund	April 30, 2009
Legg Mason Partners Strategic Income Fund	November 25, 2008
Legg Mason Partners Global High Yield Bond Fund	April 30, 2009
Legg Mason Partners Government Securities Fund	April 30, 2009
Legg Mason Partners High Income Fund	November 25, 2008
Legg Mason Partners Global Inflation Management Fund	February 28, 2009
Legg Mason Partners Intermediate Maturity California Municipals Fund	March 30, 2009
Legg Mason Partners Intermediate Maturity New York Municipals Fund	March 30, 2009
Legg Mason Partners Intermediate-Term Municipals Fund	July 20, 2008
Legg Mason Partners Managed Municipals Fund	June 11, 2008
Legg Mason Partners Massachusetts Municipals Fund	March 30, 2009
Legg Mason Partners Municipal High Income Fund	November 25, 2008
Legg Mason Partners New Jersey Municipals Fund	July 20, 2008

Fund Name	Prospectus Date
Legg Mason Partners New York Municipals Fund	July 20, 2008
Legg Mason Partners Oregon Municipals Fund	August 8, 2008
Legg Mason Partners Pennsylvania Municipals Fund	July 20, 2008
Legg Mason Partners Short Duration Municipal Income Fund	February 28, 2009
Legg Mason Partners Short-Term Bond Fund	April 30, 2009
Western Asset Emerging Markets Debt Portfolio	February 2, 2009
Western Asset Global High Yield Bond Portfolio	February 2, 2009
LEGG MASON PARTNERS EQUITY TRUST
Legg Mason Partners 130/30 U.S. Large Cap Equity Fund	February 28, 2009
Legg Mason Partners Aggressive Growth Fund	December 15, 2008
Legg Mason Partners Appreciation Fund	April 30, 2009
Legg Mason Partners Capital and Income Fund	April 30, 2009
Legg Mason Partners Capital Fund	April 30, 2009
Legg Mason Partners Convertible Fund	November 7, 2008
Legg Mason Partners Diversified Large Cap Growth Fund	February 28, 2009
Legg Mason Partners Dividend Strategy Fund	February 28, 2009
Legg Mason Partners Emerging Markets Equity Fund	February 28, 2009
Legg Mason Partners Equity Fund	April 30, 2009
Legg Mason Partners Equity Income Builder Fund	February 28, 2009
Legg Mason Partners Financial Services Fund	July 20, 2008
Legg Mason Partners Fundamental Value Fund	January 28, 2009
Legg Mason Partners Global Equity Fund	April 30, 2009
Legg Mason Partners International All Cap Opportunity Fund	February 28, 2009
Legg Mason Partners Investors Value Fund	April 30, 2009
Legg Mason Partners Large Cap Growth Fund	March 19, 2009
Legg Mason Partners Lifestyle Allocation 100%	May 31, 2009

Fund Name	Prospectus Date
Legg Mason Partners Lifestyle Allocation 30%	May 31, 2009
Legg Mason Partners Lifestyle Allocation 50%	May 31, 2009
Legg Mason Partners Lifestyle Allocation 70%	May 31, 2009
Legg Mason Partners Lifestyle Allocation 85%	May 31, 2009
Legg Mason Partners Lifestyle Income Fund	May 31, 2009
Legg Mason Partners Mid Cap Core Fund	March 30, 2009
Legg Mason Partners All Cap Fund	August 8, 2008
Legg Mason Partners S&P 500 Index Fund	April 30, 2009
Legg Mason Partners Small Cap Growth Fund	April 30, 2009
Legg Mason Partners Small Cap Value Fund	January 28, 2009
Legg Mason Partners Social Awareness Fund	May 31, 2009
Legg Mason Partners Target Retirement 2015	May 31, 2009
Legg Mason Partners Target Retirement 2020	May 31, 2009
Legg Mason Partners Target Retirement 2025	May 31, 2009
Legg Mason Partners Target Retirement 2030	May 31, 2009
Legg Mason Partners Target Retirement 2035	May 31, 2009
Legg Mason Partners Target Retirement 2040	May 31, 2009
Legg Mason Partners Target Retirement 2045	May 31, 2009
Legg Mason Partners Target Retirement 2050	May 31, 2009
Legg Mason Partners Target Retirement Fund	May 31, 2009
Legg Mason Partners U.S. Large Cap Equity Fund	March 30, 2009
Legg Mason Permal Tactical Allocation Fund	April 13, 2009
LEGG MASON PARTNERS INSTITUTIONAL TRUST
Western Asset Institutional Money Market Fund	September 15, 2008
Western Asset Institutional Government Money Market Fund	September 15, 2008
Western Asset Institutional Municipal Money Market Fund	September 15, 2008
SMASh Series C Fund	February 28, 2009

Fund Name	Prospectus Date
SMASh Series EC Fund	February 28, 2009
SMASh Series M Fund	February 28, 2009
Western Asset / Citi Institutional Cash Reserves*	December 31, 2008
Western Asset / Citi Institutional Liquid Reserves*	December 31, 2008
Western Asset / Citi Institutional Tax Free Reserves*	December 31, 2008
Western Asset / Citi Institutional U.S. Treasury Reserves*	December 31, 2008
LEGG MASON PARTNERS MONEY MARKET TRUST
Western Asset / Citi California Tax Free Reserves*	December 31, 2008
Western Asset / Citi Cash Reserves*	December 31, 2008
Western Asset / Citi Connecticut Tax Free Reserves*	December 31, 2008
Western Asset / Citi New York Tax Free Reserves*	December 31, 2008
Western Asset / Citi Tax Free Reserves*	December 31, 2008
Western Asset / Citi U.S. Treasury Reserves*	December 31, 2008
Western Asset California Municipal Money Market Fund	August 1, 2008
Western Asset Massachusetts Municipal Money Market Fund	August 1, 2008
Western Asset New York Municipal Money Market Fund	August 1, 2008
Western Asset Money Market Fund	April 30, 2009
Western Asset Government Money Market Fund	April 30, 2009
Western Asset Municipal Money Market Fund	August 1, 2008
LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST
Western Asset / Citi Premium Liquid Reserves*	December 31, 2008
Western Asset / Citi Premium U.S. Treasury Reserves*	December 31, 2008

*	“Citi” is a service mark of Citigroup, licensed for use by Legg Mason as the name of funds. Legg Mason and its affiliates, as well as the funds’ investment manager, are not affiliated with Citigroup. Investments in the funds are not bank deposits or obligations of Citigroup.

FDXX011886

SUPPLEMENT DATED SEPTEMBER 4, 2009

TO THE PROSPECTUS

OF EACH FUND INDICATED BELOW

Effective as of the date of this supplement, the following supplements, and to the extent contrary replaces, information in the Prospectus of each fund listed in the Appendix to this supplement.

Additional Risks

Credit risk: It is possible that some issuers or other obligors will be unable to make the required payments on securities held by the fund. Debt securities also go up or down in value based on the perceived creditworthiness of issuers or other obligors. If an obligor for a security held by the fund or a counterparty to a financial contract with the fund fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded, which could happen rapidly, or the credit quality or value of any underlying assets declines, the value of your investment in the fund could decline significantly, particularly in certain market environments.

Upon the occurrence of certain triggering events or defaults on a security held by the fund, or if the portfolio managers believe that an obligor of such a security may have difficulty meeting its obligations, the fund may obtain a new or restructured security or underlying assets. In that case, the fund may become the holder of securities or assets that it could not otherwise purchase (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. In addition, the fund may incur expenses to protect the fund’s interest in securities experiencing these events. Any of these events may cause you to lose money.

Redemption risk: The fund may experience periods of heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, particularly during periods of declining or illiquid markets. Redemption risk is greater to the extent that the fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. In addition, redemption risk is heightened during periods of overall market turmoil when the fund may experience unusually large or frequent redemptions. The redemption by one or more large shareholders of their holdings in the fund could cause the remaining shareholders in the fund to lose money. Further, if one decision maker has control of fund shares owned by separate fund shareholders, including clients or affiliates of the fund’s investment manager, redemptions by these shareholders may further increase the fund’s redemption risk. If the fund is forced to liquidate its assets under unfavorable conditions or at inopportune times, the fund’s ability to maintain a stable $1.00 share price may be affected.

Yield risk: The fund invests in short-term money market instruments. As a result, the amount of income paid to you by the fund will go up or down depending on day-to-day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the fund’s expenses could absorb all or a significant portion of the fund’s income, and, if the fund’s expenses exceed the fund’s income, the fund may be unable to maintain its $1.00 share price.

Additionally, you should be aware that a very small number of money market funds in other fund complexes have, in the past, “broken the buck,” which means that investors did not receive $1.00 per share for their investment in those funds, and any money market fund may do so in the future. You should also be aware that the fund’s manager and its affiliates are under no obligation to provide financial support to the fund or take other measures to ensure that you receive $1.00 per share for your investment in the fund. You should not invest in the fund with the expectation that any such action will be taken.

Appendix

Legg Mason Partners Money Market Trust

Western Asset/CitiSM California Tax Free Reserves*

Western Asset/CitiSM Liquid Reserves*

Western Asset/CitiSM Connecticut Tax Free Reserves*

Western Asset/CitiSM New York Tax Free Reserves*

Western Asset/CitiSM Tax Free Reserves*

Western Asset/CitiSM U.S. Treasury Reserves*

Western Asset Money Market Fund

Western Asset Government Money Market Fund

Western Asset California Municipal Money Market Fund

Western Asset Massachusetts Municipal Money Market Fund

Western Asset New York Municipal Money Market Fund

Western Asset Municipal Money Market Fund

Legg Mason Partners Institutional Trust

Western Asset/CitiSM Institutional Cash Reserves*

Western Asset/CitiSM Institutional Liquid Reserves*

Western Asset/CitiSM Institutional Tax Free Reserves*

Western Asset/CitiSM Institutional U.S. Treasury Reserves*

Western Asset Institutional Money Market Fund

Western Asset Institutional Government Money Market Fund

Western Asset Institutional Municipal Money Market Fund

Legg Mason Partners Premium Money Market Trust

Western Asset/CitiSM Premium Liquid Reserves*

Western Asset/CitiSM Premium U.S. Treasury Reserves*

*	“Citi” is a service mark of Citigroup, licensed for use by Legg Mason as the name of funds. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup. Investments in the fund are not bank deposits or obligations of Citibank.

WASX011992